                                                                    Exhibit 10.9

                      [COMDISCO LETTERHEAD APPEARS HERE]

FEDERAL EXPRESS

February 24, 1998

Sandra Berg
Cardima Inc.
47266 Benicia Street
P.O. Box 14172
Fremont, CA 94539-1372

Re: Execution Documents

Dear Sandra:

Enclosed please find the below listed original execution documents for our recent lease financing. Please retain these documents for your records.

 . Equipment Schedule VL-3

If you have any questions regarding the enclosed, please feel free to call me at
(650) 234-1623 and I look forward to our future dealings.

Sincerely,

/s/ Grace Gillen
Grace Gillen
Information Document Specialist

cc: File Copy
    Rosemont (original attached)

Enclosures


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                                                                            COPY

                            EQUIPMENT SCHEDULE VL-3
                         DATED AS OF FEBRUARY 13, 1998
                           TO MASTER LEASE AGREEMENT
               DATED AS OF JANUARY 23, 1996 (THE "MASTER LEASE")

LESSEE: CARDIMA, INC.                           LESSOR: COMDISCO, INC.

Admin. Contact/Phone No.:                       Address for all Notices:
------------------------                        -----------------------
Sandra Berg                                     6111 North River Road
Ph. (510) 354-0120                              Rosemont, Illinois 60018
Fax (510) 657-4476                              Attn.: Venture Group

Address for Notices:
-------------------
47266 Benicia Street
P.O. Box 14172
Fremont, CA 94539-1372
Attn.:

Central Billing Location:                       Rent Interval: Monthly
------------------------                        -------------
Same as above.

Attn.:

Lessee Reference No.: ___________________
                      (24 digits maximum)

Location of Equipment:                          Initial Term:         48
---------------------                           ------------
Same as above.                                  (Number of Rent Intervals)

                                                Lease Rate Factor:    2.484%
Attn.:                                          -----------------

EQUIPMENT (as defined below):                   Advance:              $37,260.00
                                                -------
                                                less pro-rata portion of advance
                                                paid on VL-2          $19,810.72
                                                                      ----------

                                                Total Advance due:    $17,449,28

Equipment, including custom use equipment, specifically approved by Lessor, which shall be delivered to and accepted by Lessee during the period February 13, 1998 through December 31, 1998 ("Equipment Delivery Period"), for which Lessor receives vendor invoices approved for payment, up to an aggregate purchase price of $1,500,000 ("Commitment Amount"), which amount consists of $797,532.96 transferred from Equipment Schedule VL-2 dated April 7, 1997. Equipment shall exclude rolling stock, hand held items, molds, SB, and fungible items. In no event shall software, tenant improvements, and tooling exceed 35% of the Commitment Amount hereunder.


                      (24 digits maximum)

1. EQUIPMENT PURCHASE

    This Schedule contemplates Lessor's acquisition of Equipment for lease to Lessee, either by one of the first three categories listed below or by providing Lessee with Equipment from the fourth category, in a value up to the Commitment Amount referred to on the face of this Schedule. If the Equipment acquired is of category (i), (ii) or (iii) below, the effectiveness of this Schedule as it relates to those items of Equipment is contingent upon Lessee's acknowledgment at the time Lessor acquires the Equipment that Lessee has either received or approved the relevant purchase documentation between vendor and Lessor for that Equipment.

     Lessor will finance only the acquisition of individual items of Equipment with a cost to Lessor of more than $500.00.

     (i) NEW ON-ORDER EQUIPMENT. Lessor will purchase new Equipment which is specifically approved by Lessor.

     (ii) SALE-LEASEBACK EQUIPMENT. Any in-place Equipment installed at Lessee's site and to which Lessee has clear title and ownership may be considered by Lessor for inclusion under this Lease (the "Sale-Leaseback Transaction"). Any request for a Sale-Leaseback Transaction must be submitted to Lessor in writing (along with accompanying evidence of Lessee's Equipment ownership satisfactory to Lessor for all Equipment submitted) no later than the fifteenth day of the last month in each quarter and for Equipment installed after the date hereof (except for the Equipment submitted on the second Sale-Leaseback Transaction) Lessor will not approve a Sale-Leaseback Transaction for Equipment which arrives ninety (90) days after the original purchase of the Equipment as evidenced by the invoice date. Further, the first Sale-Leaseback of Equipment will be placed on lease subject to: (1) Lessor prior approval of the Equipment; and (2) if approved, will be placed on lease subject to values established by Lessor based on the age of the Equipment.

     (iii) USED ON-ORDER EQUIPMENT. Lessor will purchase used Equipment which is obtained from a third party by Lessee for its use subject to Lessor's prior approval of the Equipment and at Lessor's appraised value for such used Equipment.

     (iv) INVENTORY EQUIPMENT. Upon Lessee's request. Lessor may supply new or used Equipment from its inventory at rates provided by Lessor.

2.   COMMENCEMENT DATE

     The Commencement Date for each item of new on-order or used on-order Equipment will be the date Lessee approves the vendor invoice. The Commencement Date for sale-leaseback Equipment shall be the date Lessor tenders the purchase price, and the Commencement Date for inventory Equipment shall be the Delivery Date. Lessor will summarize all approved invoices, purchase documentation and evidence of delivery, as applicable, received in the same calendar month into a Summary Equipment Schedule in the form attached to this Schedule as Exhibit 1, and the Initial Term will begin the first day of the calendar month thereafter. Each Summary Equipment Schedule will contain the Equipment location, description serial number(s) and cost and will incorporate the terms and conditions of the Master Lease and this Schedule and will constitute a separate lease.

3.   OPTION TO EXTEND

     So long as no Event of Default has occurred and is continuing hereunder, and upon written notice no earlier than twelve (12) months and no later than ninety (90) days prior to the expiration of the Initial Term of a Summary Equipment Schedule, Lessee will have the right to extend the Initial Term of such Summary Equipment Schedule for a period of one (1) year. In such event, the rent to be paid during said extended period shall be mutually agreed upon and if the parties cannot mutually agree, then the Summary Equipment Schedule shall continue in full force and effect pursuant to the existing terms and conditions until terminated in accordance with its terms. The Summary Equipment Schedule will continue in effect following said extended period until terminated by either party upon not less than ninety (90) days prior written notice, which notice shall be effective as of the date of receipt.

4.   PURCHASE OPTION

     So long as no Event of Default has occurred and is continuing hereunder, and upon written notice no earlier than twelve (12) months and no later than ninety (90) days prior to the expiration of the Initial Term or the extended term of the applicable Summary Equipment Schedule, Lessee will have the option at the expiration of the Initial Term of the Summary Equipment Schedule to purchase all, but not less than all, of the Equipment listed therein for a purchase price not to exceed twelve and one half percent (12.5%) of the original cost of Equipment and upon terms and conditions to be mutually agreed upon by the parties following Lessee's written notice, plus any taxes applicable at time of purchase. Said purchase price shall be paid to Lessor at least thirty (30) days before the expiration date of the Initial Term or extended term. Title to the Equipment shall automatically pass to Lessee upon payment in full of the purchase price but, in no event, earlier than the expiration of the fixed Initial Term or extended term, if applicable. If the parties are unable to agree on the purchase price or the terms and conditions with respect to said purchase, then the Summary Equipment Schedule with respect to this Equipment shall remain in full force and effect. Notwithstanding the exercise by Lessee of this option and payment of the purchase price, until all obligations under the applicable Summary Equipment Schedule have been fulfilled, it is agreed and understood that Lessor shall retain a purchase money security interest in the Equipment listed therein and the Summary Equipment Schedule shall constitute a Security Agreement under the Uniform Commercial Code of the state in which the Equipment is located.

5.   SPECIAL TERMS

     The terms and conditions of the Lease as they pertain to this Schedule are hereby modified and amended as follows:

a)   Section 14.14. Secretary's Certificate
                    -----------------------

     In line 3, delete the sentence beginning with the words "Upon the execution".

b)   Section 14.16. Landlord/Mortgagee Waiver
                    -------------------------

     To the beginning of this Section add the words "Upon request of Lessor and within a reasonable timeframe,"

Master Lease: This Schedule is issued pursuant to the Lease identified on page 1 of this Schedule. All of the terms and conditions of the Lease are incorporated in and made a part of this Schedule as if they were expressly set forth in this Schedule. The parties hereby reaffirm all of the terms and conditions of the Lease (including, without limitation, the representations and warranties set forth in Section 8) except as modified herein by this Schedule. This Schedule may not be amended or rescinded except by a writing signed by both parties.

     CARDIMA, INC.                          COMDISCO, INC.
     as Lessee                              as Lessor

     By: /s/ Sandra Berg                    By: /s/ James P. Labe
        -----------------------------          -----------------------------
        SANDRA BERG                            JAMES P. LABE, PRESIDENT

     Title: Controller                      Title: COMDISCO VENTURES DIVISION
           --------------------------             --------------------------

     Date: 2-13-98                          Date: FEB. 20, 1998
          ---------------------------            ---------------------------

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                                                                   18 SLXXXXX-XX

                                   EXHIBIT 1

                          SUMMARY EQUIPMENT SCHEDULE
                          --------------------------

     This Summary Equipment Schedule dated XXXX is executed pursuant to Equipment Schedule No. X to the Master Lease Agreement dated XXXX between Comdisco, Inc. ("Lessor") and XXXX ("Lessee"). All of the terms, conditions, representations and warranties of the Master Lease Agreement and Equipment Schedule No. X are incorporated herein and made a part hereof, and this Summary Equipment Schedule constitutes a Schedule for the Equipment on the attached invoices.

1.   For Period Beginning:              And Ending:
     --------------------               ----------


2.   Initial Term Starts on:            Initial Term:
     ----------------------             ------------
                                        (Number of Rent Intervals)

3.   Total Summary Equipment Cost:
     ----------------------------


4.   Lease Rate Factor:
     -----------------


5.   Rent:
     ----


6.   Acceptance Doc Type:
     -------------------